NOTICE OF WITHDRAWAL

       Withdrawing previously tendered shares of Maxco, Inc. Common Stock tendered pursuant to the Maxco, Inc. Exchange Offer dated May 28, 1997

          To: Boston EquiServe _ (617-575-3400)

         By Mail:             By Overnignt Courier:           By Hand:
     Boston EquiServe           Boston EquiServe           Bank of Boston
Corporate Reorganization       150 Royall Street        Boston EquiServe, LP
  Post Office Box 1889         Mail Stop 45-02-53      Corporate Reorganization
    Boston, MA 02205           Canton, MA  02021        515 Broadway, 3rd floor
                                                          New York, NY  10006


Ladies and Gentlemen:

     The undersigned hereby WITHDRAWS the following described shares of Maxco Common stock which were previously tendered for exchange pursuant to the Exchange Offer of Maxco, Inc. dated May 28, 1997:

                          PLEASE PRINT OR TYPE CLEARLY

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                                  COMMON STOCK
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    Name of          Certificate          No. of Shares          No. of Shares
  Registered Owner     Number(s)       Previously Tendered         Withdrawn

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WITHDRAWING SHAREHOLDER(S) SIGN HERE:

Sign exactly as your name appears on your certificate(s))

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       (Signature)                                         (Date)

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       (Signature                               (Area Code and Telephone Number)

Please Print or Type Clearly:

Name:
     -------------------------------            -------------------------------
                                                       Signature Guaranty
Address:                                              (See Instruction 2(a))
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Instructions:

     1. Fill in the information describing the Maxco Common Stock to be withdrawn in the Notice of Withdrawal.

     2. Sign and date the Notice of Withdrawal

          (a) Signatures must exactly correspond to the name(s) on the certificate and the previously sent Letter of Transmittal (including any required signature guaranty).

     3. Notices of Withdrawal must be received by the Exchange Agent before the Exchange Expiration Date or if the Common Stock is not yet exchanged by the Company, after July 23, 1997.